                                                CONFIDENTIAL TREATMENT REQUESTED
                                                                   EXHIBIT 10.23

                         STRATEGIC ALLIANCE AGREEMENT
                         ----------------------------

     This Strategic Alliance Agreement (the "Agreement") is entered into this 15th day of June, 1998, by and between ENDEAVOR TECHNOLOGIES, INC., a Georgia corporation ("Endeavor"), and ENVOY CORPORATION, a Tennessee corporation (the "Company").

     WHEREAS, Endeavor is engaged in, among other things, the business of promoting, selling and providing under its "WebMD/SM/" brand name certain Internet-based information and communications services ("WebMD");

     WHEREAS, the Company is engaged, directly and through its affiliates, in the business of promoting, selling and providing healthcare-related services (the "Company Services"); and

     WHEREAS, the parties to this Agreement desire to enter into a strategic alliance pursuant to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.  MARKETING AND PROMOTION OF WebMD.  Endeavor grants the Company a
         --------------------------------
nonexclusive, nontransferrable, nonassignable and limited right to market WebMD solely as set forth in this Agreement and pursuant to the following obligations and goals:

               (a)  Endeavor's Obligations.
                    ----------------------

                    (i) Consultation. Endeavor will consult with and advise the Company regarding strategies for marketing and selling WebMD, both directly and through various third party channels, and will, at the Company's request and at Endeavor's expense, hold up to five seminars in Atlanta, Georgia or other mutually agreeable locations, for the Company's sales personnel regarding the features, uses and pricing of WebMD.

                    (ii) Resources. At no cost to the Company, Endeavor will make marketing materials available to assist the Company in marketing WebMD.

                    (iii) Fulfillment. Endeavor agrees to allow WebMD
               subscribers who are enrolled by Endeavor through the Company's marketing efforts (the "Subscribers") to subscribe to WebMD at the prices set forth on Exhibit A hereto.

                    (iv) Endeavor agrees to use ENVOY's EDI Services exclusively during the term of the Agreement as an integrated product with WebMD. No competitive services will be permitted unless otherwise agreed to by ENVOY. ENVOY and WebMD will mutually agree to the form and contract of End User's Agreements for the EDI Services with WebMD. The exclusive integration and branding of the ENVOY EDI Services in WebMD shall be subject to the following conditions. Should ENVOY fail to be successful in obtaining the first milestone (*** per Subscriber Target December 31, 1998 - Exhibit
               B), Endeavor shall have the right to give the Company written notice within 30 days that it deems ENVOY behind schedule and that Endeavor is not satisfied with results to date. In that event, ENVOY shall have a cure period of 180 days to not only achieve the first milestone but to bring current the pro rata second milestone (an additional *** units by that date). Should ENVOY fail to cure, at Endeavor's option, the WebMD browser and site may be additionally branded and integrated with other EDI services. Should Endeavor choose to allow other EDI services branded and integrated with its browser and site, it will use its best efforts to require such services to use ENVOY as the back end switch.

                    (b)  Company Obligations.
                         -------------------

                    (i) Channels and Strategies. The Company agrees to use commercially reasonable efforts to market WebMD and to enroll subscribers to WebMD by employing the following marketing strategies:

                         (A) Direct Sales. Use the Company's direct and indirect
                    sales personnel who are currently marketing the Company Services to market WebMD and enroll subscribers to WebMD and, in connection therewith, to cause the Company's direct and indirect sales personnel to be educated on the features, uses and pricing of WebMD.

                         (B) Web Site. Promote WebMD on all Web sites maintained
                    by the Company.

                         (C) Direct Mail and Telemarketing. At the Company's
                    option and with the consent of Endeavor, promote WebMD using direct mail and/or telemarketing.

                         (D) Partner Programs. When and if commercially
                    reasonable, market WebMD to its strategic partners and encourage such strategic partners to market WebMD through such strategic partners' direct and indirect sales personnel.

                    (ii) Goals. The Company agrees to use commercially
               reasonable efforts to enroll the number of new subscribers to WebMD that are specified on Exhibit B hereto, within the respective time periods set forth on Exhibit B, it being understood and agreed that the targets set forth on Exhibit B merely constitute a good faith estimate by the Company of the number of WebMD subscribers that it expects to enroll during the specified time periods and that the

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

               failure to meet the targets set forth on Exhibit B shall not by itself constitute a breach of this Agreement by the Company.

     2.  PAYMENT TERMS.  Endeavor shall remit to the Company a one-time
         -------------
incentive commission per new paid Subscriber as indicated on Exhibit C hereto within 30 days of Endeavor's receipt of the initial monthly fee from such Subscriber. Fees pursuant to Section 1(a)(iii) hereof shall be payable by the Subscriber within 30 days following the end of each calendar month in which such fees accrue.

     3.  WARRANTIES AND LIMITATION OF LIABILITY.
         --------------------------------------

               (a) THE PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTIES TO EACH OTHER, SUBSCRIBERS OR ANY THIRD PARTY WITH RESPECT TO WebMD OR ANY UPDATES, REVISIONS OR ADDITIONS THERETO, OR ANY COPIES THEREOF, OR OTHERWISE REGARDING THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF MERCHANTABILITY, THE IMPLIED WARRANTY AGAINST INFRINGEMENT AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

               (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT THE OTHER PARTY SHALL HAVE NO LIABILITY TO THE PARTY OR ANY THIRD PARTY IN WARRANTY, CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHERWISE REGARDING ANY DESIGN, DEVELOPMENT, PRODUCTION, PERFORMANCE, COMPATIBILITY, USE OF OR INABILITY TO USE WebMD OR ANY UPDATES, REVISIONS OR ADDITIONS THERETO, OR ANY COPIES THEREOF, OR OTHERWISE REGARDING THIS AGREEMENT.

               (c) IN NO EVENT WILL EITHER PARTY'S LIABILITY FOR ANY DAMAGES TO THE OTHER PARTY OR ANY THIRD PARTY EVER EXCEED THE AMOUNT OF COMMISSIONS OR OTHER FEES PAID BY ENDEAVOR TO THE COMPANY HEREUNDER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCTS LIABILITY OR OTHERWISE.

               (d) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE, DIRECTLY OR INDIRECTLY, FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR LOSS OF GOODWILL, REGARDLESS OF CAUSE OF ACTION, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE THEREOF, EVEN IF THE PARTY WAS AWARE OF AND WAS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

               (e) The provisions of this Section 3 shall survive the termination or expiration of this Agreement.

     4.  ADVERTISING, TRADEMARKS AND COPYRIGHTED MATERIALS.
         -------------------------------------------------

               (a) Endeavor hereby grants the Company a revocable license to use any Endeavor service mark, trademark, trade name and logo associated with WebMD (the "Endeavor Marks") solely in the advertisement and promotion of WebMD during the term of this Agreement. The Company shall not use any mark, name or logo to identify WebMD other than the Endeavor Marks without Endeavor's prior written consent. The Company acknowledges that the Endeavor Marks are valid service marks, trademarks, trade names and logos and the sole property of Endeavor, and the Company shall not disparage or challenge the validity of the Endeavor Marks during the term of this Agreement. The Company shall promptly notify Endeavor of any actual or alleged infringements of Endeavor Marks of which the Company becomes aware during the term. Nothing contained herein shall be construed to authorize the Company: (i) to use any Endeavor Marks as a mark, name or logo or as part of the mark, name or logo of any firm, partnership or corporation;
     (ii) to apply any Endeavor Mark to any goods or to use any Endeavor Mark in connection with any services except as set forth in this Agreement; or
     (iii) at any time after the termination of this Agreement, to apply any Endeavor Mark to goods or to otherwise use any Endeavor Mark in any manner whatsoever.

               (b) The Company hereby grants Endeavor a revocable license to use any of the Company's service marks, trademarks, trade names and logos (the "Company Marks") solely in the advertisement and promotion of WebMD during the term of this Agreement as set forth in this Section 4(b). Endeavor may use the Company Marks, mention the Company's name and mention and/or describe the strategic relationship between the Company and Endeavor in print and online advertisements, marketing materials, registration statements and other reports that are filed with the Securities and Exchange Commission (pursuant to which Endeavor may also file this Agreement as an exhibit) and other information; provided, however, that the
                                                     --------  -------
     Company shall be given five days prior written notice of Endeavor's intention to use the Company Marks, and the Company shall not have reasonably objected to Endeavor's use of the Company Marks prior to the expiration of such five-day period. Endeavor acknowledges that the Company Marks are valid service marks, trademarks, trade names and logos of the Company and the sole property of the Company, and Endeavor shall not disparage or challenge the validity of the Company Marks during the term of this Agreement. Endeavor shall promptly notify the Company of any actual or alleged infringements of the Company Marks of which Endeavor becomes aware during the term of this Agreement.

     5.  CONFIDENTIALITY.
         ---------------

               (a) For purposes of this Section 5, the following terms shall have the meanings as specified below:

               (i) "Trade Secrets" means information which: (A) derives economic value, actual or potential, from not being generally known and not being ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

               (ii) "Confidential Information" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential.

               (iii) "Proprietary Information" means Trade Secrets and Confidential Information.

               (b) Each party ("Receiving Party") agrees to hold the Proprietary Information of the other party ("Disclosing Party") in strictest confidence and not to, directly or indirectly, copy, reproduce, distribute, duplicate, reveal, report, publish, disclose, cause to be disclosed, or otherwise transfer the Proprietary Information of the Disclosing Party to any third party, or utilize the Proprietary Information of the Disclosing Party for any purpose whatsoever other than as specifically authorized by this Agreement. With regard to the Trade Secrets, this obligation shall continue for so long as such information constitutes a trade secret under applicable law. With regard to the Confidential Information, this obligation shall continue for the term of this Agreement and for a period of five years thereafter. The Receiving Party acknowledges and agrees that the Proprietary Information of the Disclosing Party is and shall at all times remain the sole and exclusive property of the Disclosing Party and in the event of termination or expiration of this Agreement for any reason, the Receiving Party shall return immediately to the Disclosing Party all Proprietary Information of the Disclosing Party and any copies thereof in its possession or under its control. Upon the return of such Proprietary Information, the Receiving Party shall provide the Disclosing Party with a signed written statement certifying that it has returned all Proprietary Information of the Disclosing Party and any copies thereof to the Disclosing Party.

               (c) Without limiting the general obligations specified in subparagraph (b) above, the Receiving Party agrees to implement the following security steps in order to protect the confidentiality and security of the Proprietary Information of the Disclosing Party:

               (i) Implement internal procedures to limit, control and supervise the use of the Proprietary Information of the Disclosing Party.

               (ii) Make the Proprietary Information of the Disclosing Party available only to full-time employees of the Receiving Party who have executed written agreements requiring them to recognize the proprietary and confidential nature of the Proprietary Information of the Disclosing Party and to comply with the nondisclosure obligations set forth herein.

               (iii) Notify the Disclosing Party in writing of any suspected or known breach of the obligations and/or restrictions set forth in this
          Section 5.

               (iv) Use those security procedures it uses for its own proprietary information which it protects against unauthorized disclosure, appropriation or use.

               (d) The obligations imposed on a Recipient Party with respect to Confidential Information shall not apply to Confidential Information disclosed to it hereunder which (a) the Recipient Party can demonstrate is at the time of disclosure already known to the Recipient Party, (b) is or becomes generally known to the public or is otherwise deemed to be in the public domain through no wrongful act of the Recipient Party, (c) is received from a third party which the Recipient Party reasonably believes has the legal right to so furnish such Confidential Information, or (d) the Recipient Party can demonstrate is independently developed by or for the Recipient Party without use of Confidential Information.

     6.  NOTICES. All notices, consents, requests, instructions, approvals, and
         -------
other communications made, required or permitted hereunder (each herein, a "Notice") shall be given in writing and delivered to the receiving party to its respective address set forth below (i) by personal delivery to a responsible officer of such party, (ii) by certified or registered mail (return receipt requested), (iii) by a nationally recognized courier service or (iv) by facsimile transmission (such to be confirmed by mail). The effective date of such Notice shall be deemed to be the date upon which any such Notice is personally delivered or, if it is given by mail, courier service or facsimile transmission, the date upon which it is received by the addressee. Any party hereto may change its address set forth below by written notice to the other party hereto in accordance with the terms of this Section 6.

          If to Endeavor:

          Endeavor Technologies, Inc.
          3399 Peachtree Road NE
          400 The Lenox Building
          Atlanta, GA 30326
          Attn:  Mr. Jeffrey T. Arnold
          Facsimile:  (404) 479-7651

          With a copy to (which shall not constitute notice):

          Nelson Mullins Riley & Scarborough, LLP
          First Union Plaza, Suite 1400
          999 Peachtree Street
          Atlanta, GA  30309
          Attn:  Glenn W. Sturm, Esq.
          Facsimile:  (404) 817-6050

          If to the Company:

          ENVOY Corporation
          Two Lakeview Place
          15 Century Boulevard, Suite 600
          Nashville, TN  37214
          Attn:  Mr. Jim D. Kever
          Facsimile:  (615) 231-4965

          With a copy to (which shall not constitute notice):

          ENVOY Corporation
          Two Lakeview Place
          15 Century Boulevard, Suite 600
          Nashville, TN  37214
          Attn:  Gregory T. Stevens, Esq.
          Facsimile:  (615) 231-4965

     7.  REPRESENTATIONS AND WARRANTIES. Each party represents and warrants that
         ------------------------------
it is under no obligation or restriction which would prohibit it from entering or performing this Agreement, or cause it to be in breach of this Agreement. Each party to this Agreement represents and warrants to the other party that this Agreement, when signed on behalf of it, constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms.

     8.  REPORTS. Each party shall provide the other party with such reports as
         -------
reasonably requested in order to facilitate each party's obligations under this Agreement.

     9.  TERM AND TERMINATION.
         --------------------

               (a)  Term; Renewal Term.  This Agreement shall take effect on the
                    ------------------
     date first set forth above and shall continue until the fifth anniversary thereof. Thereafter, this Agreement shall automatically renew for successive one-year periods (each, a

     "Renewal Term") unless either party gives the other party written notice of termination at least 90 days in advance of the beginning of a Renewal Term.

               (b)  Termination for Breach.  Upon a material breach of any
                    ----------------------
     provision of this Agreement, the non-breaching party shall give notice of such breach to the breaching party. The breaching party shall have 60 days from the receipt of said notice to cure the breach described in the notice. If the breach is not cured within said 60-day period, the non-breaching party shall have the right, thereafter, to terminate this Agreement by giving written notice thereof to the breaching party.

               (c)  Termination for Insolvency.  Upon notice, either party may
                    --------------------------
     terminate this Agreement with immediate effect: (i) upon the institution by the other party of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the other party to institution of bankruptcy or insolvency proceedings against it or the filing by the other party of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable Federal or state law, or the consent by the other party to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the other party or of any substantial part of its property, or the making by the other party of an assignment for the benefit of creditors; (ii) if, within 60 days after the commencement of an action against the other party seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the other party stayed, or if the stay of any such order or proceeding shall thereafter be set aside; or if, within 60 days after the appointment without the consent or acquiescence of the other party of any trustee receiver or liquidator or similar official of the other party, or of all or any substantial part of the property of the other party, such appointment shall not have been vacated.

               (d)  Effect of Termination.  Termination or expiration of this
                    ---------------------
     Agreement shall not relieve the parties of any liability which accrued hereunder prior to the effective date of such termination nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

     10. ASSIGNMENTS.  This Agreement shall be binding upon and inure solely to
         -----------
the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto.

     11. GEORGIA LAW.  This Agreement shall be governed by and construed in
         -----------
accordance with the laws of the State of Georgia applicable to agreements entirely made and performed within the State.

     12. INDEPENDENT PRINCIPALS.  Endeavor and the Company are independent
         ----------------------
principals in all relationships and actions under and contemplated by this Agreement. This Agreement shall not be construed to create any employment, partnership, joint venture or agency relationship between the parties or to authorize the Company to enter into any commitment or agreement binding on Endeavor. The Company shall not make any warranties, guarantees or any other commitment on behalf of Endeavor.

     13. MISCELLANEOUS.
         -------------

               (a) No party shall be liable for a delay in the performance of its obligations and responsibilities under this Agreement due to causes beyond its reasonable control, including, but not limited to, prohibitions or requirements of applicable laws, failures or delays in transportation or communication, failure or substitutions of equipment, labor disputes, accidents, shortages of labor, fuel, raw materials or equipment or technical failures, provided that the delayed party has taken reasonable measures to notify the other, in writing, of the delay. The time for completion of any obligation to which this provision applies shall be extended for a period equivalent to the delay.

               (b) No failure or delay (in whole or in part) on the part of any party to exercise any right or remedy shall operate as a waiver thereof, nor affect any other right or remedy. All rights and remedies hereunder are cumulative and are not exclusive of any other rights or remedies provided hereunder or by law.

               (c) If any provision contained in this Agreement is or becomes invalid, illegal, or unenforceable in whole or in part, such invalidity, legality, or unenforceability shall not affect the remaining provisions and portions of this Agreement.

               (d) The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

               (e) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written understandings or agreements among the parties which relate to the subject matter hereof. No modification or amendment of this Agreement or any of its provisions shall be binding upon any party unless made in writing and duly executed by authorized representatives of the parties; provided, however, that Endeavor may, in
                                     --------  -------
     its sole discretion, amend Exhibit A and/or Exhibit C hereto upon 180 days prior notice to the Company; provided further that Endeavor may not increase the prices specified in Exhibit A during the initial term of the subscription agreements which are in effect on the effective date of the price increase; and provided further that if Endeavor amends Exhibit A or Exhibit C, the Company may terminate this Agreement within 30 days after receiving written notice of such amendment.

               (f) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument notwithstanding that all parties are not signatories to the same counterparts.

     IN WITNESS WHEREOF, Endeavor and the Company, intending to be legally bound by the terms of this Agreement, have caused this Agreement to be executed by their duly authorized representatives.

                                   ENDEAVOR TECHNOLOGIES, INC.


                                   By:    /s/ W. Michael Heekin
                                      ------------------------------------------

                                   Name:  W. Michael Heekin
                                        ----------------------------------------

                                   Title: Chief Operating Officer
                                         ---------------------------------------


                                   ENVOY CORPORATION


                                   By:    /s/ Gregory T. Stevens
                                      ------------------------------------------

                                   Name:  Gregory T. Stevens
                                        ----------------------------------------

                                   Title: Vice President and General Counsel
                                         ---------------------------------------

                                   EXHIBIT A

                            WEBMD PRICING SCHEDULE


     Endeavor will provide the following WebMD service offerings:

     1.   Promotional Package - $***/month/physician office:

          a. Online EDI Services - provided by ENVOY Corporation for electronic eligibility verifications and referrals.
          b.   Subscription to WebMD.
          c. Virtual Receptionist - integrated messaging platform which is fully accessible via telephone or Internet, featuring 800-access voice mail, text-to-speech e-mail, fax on demand, conference calling, calling card and contact manager.
          d. Personal Physician Internet home page supplied in conjunction with the Virtual Receptionist service offering.
          e. Network Computer Hardware Package - including terminal, monitor and printer.
          f. Unlimited Local Dial-up Internet Access - provided via an ISP facilitated by Endeavor.

     The Promotional Package requires a three-year enrollment commitment by Subscriber and is not terminable. In addition, only one Promotional Package may be placed per physician office site.

     2.   Basic Package - $***/month/Subscriber:

          a.   Online EDI Services.
          b.   Subscription to WebMD.
          c.   Virtual Receptionist.
          d. Customized Physician Internet Home Page - supplied in conjunction with the templated Web site service offering.
          e. Patient Advice Lines library - accessible via physician Internet home page.

     The Basic Package requires a one-year enrollment commitment by Subscriber and is terminable upon 90 days prior written notice to the Company.

     3.   Plus Package - $***/month/Subscriber:

          a.   Online EDI Services.
          b.   Subscription to WebMD.

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

          c.   Virtual Receptionist.
          d.   Customized Physician Internet Home Page.
          e.   Network Computer Hardware Package.
          f.   Unlimited Local Dial-up Internet Access.
          g.   Patient Advice Lines Library.

     4.   Premium Package - $***/month/Subscriber:

          a.   Online EDI Services.
          b.   Subscription to WebMD.
          c.   Virtual Receptionist.
          d.   Customized Physician Internet Home Page.
          e.   Network Computer Hardware Package.
          f.   Unlimited Local Dial-up Internet Access.
          g.   Patient Advice Lines Library.
          h.   Endeavor OnCall physician-only answering service.

          The Plus and Premium Packages require a three-year enrollment commitment by Subscriber, terminable upon 90 days written notice, with a cancellation charge equal to $*** per month times the number of months remaining in the original three-year contract. A one-time set-up fee of $***/Subscriber is required for the Plus and Premium Package.

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                   EXHIBIT B

                              SUBSCRIBER TARGETS


     An aggregate of *** WebMD Subscribers enrolled by the Company on or before December 31, 1998.

     An additional *** WebMD Subscribers enrolled by the Company on or before December 31, 1999.

     An additional *** WebMD Subscribers enrolled by the Company on or before December 31, 2000.

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                   EXHIBIT C

                         INCENTIVE COMMISSION SCHEDULE

                  (ONE-TIME PAYMENT PER NEW PAID SUBSCRIBER)


1.   Basic Package:      $***

2.   Plus Package:       $***

3.   Premium Package:    $***

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.